EXHIBIT E-1
      CHART ILLUSTRATING THE PROPOSED AND RELATED TRANSACTIONS

          (Designated as Exhibit EX-99 for EDGAR purposes)


                        QuickTrade Canada
                        (Post-Acquisition)



Enerchange L.L.C.
(Delaware limited <_____14.5%_______LHI           NICOR        PE
liability company)                   |               |          |
        |  100%                   29.59184%          |          |
        |                            |               |          |
        |                            |               |          |
Enerchange Canada Inc.               |               |          |
(Alberta corporation)____            |_______CanDuCo Company____|
                        |                     (Nova Scotia
                        |             unlimited liability company)
                        |                         |
                        |(general                 | (48.51%
                        | partner                 |  limited
NGC Canada Inc.         | interest)               |  partner
(Alberta corporation)   |                         |  interest)
        | (limited      |                         |
        |  partner      |                         |
        |  interest)    |                         |
        |               |                         |
        |______________ QuickTrade Canada_________|
                       Limited Partnership
                   (Alberta limited partnership)


NICOR = NICOR Hub Services, Inc.
NGC = Natural Gas Clearinghouse
LHI = Leidy Hub, Inc.
PE = Pacific Enerchange